EXHIBIT 23

Consent of Independent Public Accountants

We consent to the incorporation by reference of our report dated March 5, 2004, with respect to the consolidated financial statements of United Security Bancshares, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003, in the following Registration Statements:

Form S-3 No. 333-111071 (as amended) pertaining to shares of common stock issued under the United Security Bancshares, Inc. Employee Stock Ownership Plan (With 401(k) Provisions);

Form S-8 No. 33-43613 pertaining to the United Security Bancshares, Inc. Employee Stock Ownership Plan (With 401(k) Provisions);

Form S-8 No. 33-37995 pertaining to the United Security Bancshares, Inc. Long Term Incentive Compensation Plan;

Form S-8 No. 333-110013 pertaining to the United Security Bancshares, Inc. Employee Stock Ownership Plan (With 401(k) Provisions); and

Form S-8 No. 333-112127 pertaining to the United Security Bancshares, Inc. Non-Employee Directors’ Deferred Compensation Plan.

/s/    ERNST & YOUNG LLP

Birmingham, Alabama

March 12, 2004